UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 27, 2010, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our first quarter fiscal 2010 unaudited results, provided an update on the status of our previously announced $400.0 million share repurchase program, provided initial guidance for the second quarter of fiscal 2010, and updated guidance for fiscal 2010.

The press release and conference call both included a “non-GAAP financial measure” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229).  Specifically, adjusted diluted earnings per common share from continuing operations, a non-GAAP financial measure, was included.

This non-GAAP financial measure excludes from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (i) net income of $0.10 per diluted common share, recognized during the third quarter of fiscal 2009, related to the net gain on the sale of real estate; and (ii) net loss of $0.03 per diluted common share, recognized during the fourth quarter of fiscal 2009, related to the settlement of a civil collective action.  As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Our management believes that the disclosure of this non-GAAP financial measure provides useful information to investors because the non-GAAP financial measure presents an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measure, that our management believes is more indicative of our ongoing operating results and financial condition.  Our management uses non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.  Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our May 27, 2010 press release (Exhibit 99.1) and the transcript of our May 27, 2010 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results.  The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K.  By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 3.03	Material Modification to Rights of Security Holders.

(a)                   At our 2010 Annual Meeting of Shareholders held on May 27, 2010 (our “Annual Meeting”), the holders of our common shares approved the Amendment to the Amended Articles of Incorporation of Big Lots, Inc. (the “Amendment”).  The Amendment institutes majority voting in uncontested director elections.  With the Amendment, an affirmative majority of the total number of votes cast with respect to the election of a director nominee will be required for election of the nominee in an uncontested director election.  However, in a contested director election (i.e., where there are more nominees than Board seats), plurality voting will remain in effect and the candidates receiving the greatest number of shareholder votes will be elected.  The Amendment is filed herewith as Exhibit 3.1.  The foregoing description of the Amendment is only a summary and is qualified by reference to the actual Amendment as set forth in Exhibit 3.1.  The Amendment became effective upon filing of the same with the Secretary of State of Ohio on May 28, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting, our shareholders elected to the Board of Directors each of the nine nominees identified in our 2010 proxy statement, with 3,163,052 broker non-votes and the remaining votes cast as follows:

Director	For	Withheld
Jeffrey P. Berger	67,607,826	344,875
Steven S. Fishman	66,617,805	1,334,896
Peter J. Hayes	67,771,337	181,364
David T. Kollat	63,919,795	4,032,906
Brenda J. Lauderback	66,620,369	1,332,332
Philip E. Mallott	67,771,024	181,677
Russell Solt	67,716,943	235,758
James R. Tener	67,746,791	205,910
Dennis B. Tishkoff	67,209,882	742,819

Also at our Annual Meeting, our shareholders voted on the following proposals, with votes casts as indicated:

•	To approve the amended and restated Big Lots 2005 Long-Term Incentive Plan:

For	65,573,965
Against	5,383,268
Abstain	158,520

•	To approve the amended and restated Big Lots 2006 Bonus Plan:

For	69,351,608
Against	1,599,734
Abstain	164,411

•	To amend our Amended Articles of Incorporation to institute majority voting in uncontested director elections:

For	68,938,880
Against	2,037,796
Abstain	139,077

•	To amend our Code of Regulations to establish procedures for the advance notice of shareholder nominations of directors at shareholder meetings:

For	25,682,460
Against	45,264,663
Abstain	168,630

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010:

For	70,494,673
Against	600,751
Abstain	20,329

No other matters were submitted to a vote of our shareholders at our Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are filed herewith.

Exhibit No.	Description

3.1*	Amendment to the Amended Articles of Incorporation of Big Lots, Inc.

99.1*	Big Lots, Inc. press release dated May 27, 2010.

99.2*	Big Lots, Inc. conference call transcript dated May 27, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 2, 2010	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Executive Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary